Exhibit 99.1

NEWS RELEASE

Cobalt International Energy, Inc. Announces First Quarter 2014 Results and Provides Operational Update on its West Africa and Gulf of Mexico Operations

HOUSTON, TX — May 1, 2014 (BUSINESS WIRE) — Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced a net loss of $57 million, or $0.14 per basic and diluted share for the first quarter of 2014, compared to a net loss of $128 million, or $0.31 per basic and diluted share, for the first quarter of 2013.  Capital and operating expenditures (excluding changes in working capital) for the quarter ending March 31, 2014 were approximately $178 million.  Cash, cash equivalents, and investments at the end of the first quarter were approximately $1.6 billion.  This includes about $262 million designated for future operations held in escrow and collateralizing letters of credit, but excludes approximately $76 million in the TOTAL drilling fund for the Gulf of Mexico.

Operational Update

The Angolan National Concessionaire Sonangol, Cobalt and the Block 20 partners — Sonangol P&P and BP — today announced the results of the drill stem test for the Orca #1 Pre-salt deepwater exploration well in Block 20, offshore Angola. The well was successfully tested at a facility-constrained rate of 3,700 barrels per day of oil and 16.3 million cubic feet per day of gas with minimal drawdown (approximately 1%) in the upper Sag section of the discovery. The results of this flow test confirm that the Orca #1 well is capable of substantial sustained oil production rates.  The well was drilled to a measured depth of 12,703 feet (3,872 meters) and Cobalt estimates that it encountered approximately 250 feet (76 meters) of net oil pay predominantly in the upper Sag interval. Results of an extensive logging, coring and fluid acquisition program in addition to the drill stem test confirm a significant discovery, which is the largest oil discovery found to date in the Kwanza Basin. Cobalt’s post drill estimates indicate a resource range of between 400 and 700 million barrels of oil.

This is Sonangol and Cobalt’s fifth deepwater Pre-salt discovery offshore Angola.  The Orca #1 well was drilled on a prospect previously penetrated by the Baleia #1A well in 1996; however, this well was not tested and was subsequently abandoned. The Baleia #1A well is approximately five kilometers from the Orca #1 discovery. Cobalt, as operator, has a 40 percent working interest in Block 20.  Partners are Sonangol Pesquisa e Produção, S.A. and BP Exploration Angola (Kwanza Benguela) Limited, each with a 30% working interest.

“The Orca discovery is by far the largest and most significant oil discovery to date in the Kwanza Basin, and is potentially one of the largest oil fields in Angola,” said Joseph H. Bryant, Cobalt’s Chairman and Chief Executive Officer. “We are very encouraged and excited by our DST results and the extraordinary flow capacity of the Orca reservoir which gives us confidence that wells in the field will flow oil at rates equal to or greater than the rates we expect in our Cameia field. In addition, our drilling operations continue to improve, and our understanding of the Kwanza Basin reservoir systems has greatly improved by the extensive testing program that we carried out on this well. The excellent reservoir quality we encountered at Orca has positive implications on the rest of Cobalt’s vast Kwanza Basin portfolio, including our five discovered fields as well as our exploration prospects we have yet to drill.”

Cobalt also provided an update on the Cameia field in Angola.  Cobalt has commenced drilling the Cameia #3 well. First oil for Cameia is anticipated in 2017, assuming project sanction in late 2014.

Also in Angola, Cobalt announced that Angola’s Ministry of Petroleum granted Cobalt and its partners a two-year extension of Cobalt’s Angola Block 9 license.  Once operations are completed on the Cameia #3 well, Cobalt will commence drilling the Loengo #1 exploration well on Block 9.

In the Gulf of Mexico, Cobalt announced that it is participating in the Shell-operated Yucatan Inboard Lower Tertiary appraisal well with a 5.3% working interest. In addition, Cobalt is participating in the Chevron-operated Anchor #1 exploration well with a 20% working interest.  Anchor is an Inboard Lower Tertiary test with Miocene potential.  Cobalt anticipates results from both the Yucatan and Anchor wells in the second half of 2014. Also in the Gulf of Mexico, the Anadarko-operated Heidelberg field is on track for first oil in 2016, with development drilling expected to start sometime this summer.

As part of its portfolio renewal effort, Cobalt announced that it was pleased to be the high bidder of 44 of its 46 submitted bids at the Central Lease Sale 231 at an attractive cost of entry in the deepwater Gulf of Mexico.

Conference Call

A conference call for investors will be held today at 10 a.m. Central Time (11 a.m. Eastern Time) to discuss Cobalt’s First Quarter 2014 results. Hosting the call will be Joseph H. Bryant, Chairman and Chief Executive Officer, and John P. Wilkirson, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13580533.  The replay will be available until May 15, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by accessing the Newsroom-Events & Speeches section of Cobalt’s website at www.cobaltintl.com.  A replay of the webcast will also be available for approximately 30 days following the call.

For more information about these announcements, see Cobalt’s May 2014 Operational Update, which can be found on Cobalt’s website at www.cobaltintl.com in the Investor Center-Publications & Presentations section.

About Cobalt

Cobalt is an independent exploration and production company active in the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon. Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations: John P. Wilkirson Chief Financial Officer +1 (713) 452-2322	Media Relations: Lynne L. Hackedorn Vice President, Government and Public Affairs +1 (713) 579-9115

Consolidated Statement of Operations Information:

	Quarter Ending March 31,
	2014	2013
	($ in thousands)
Oil and gas revenue	$—	$—
Operating costs and expenses
Seismic and exploration	8,976	22,318
Dry hole expense and impairment	13,041	68,168
General and administrative	24,169	21,507
Depreciation and amortization	1,107	459
Total operating costs and expenses	47,293	112,452
Operating income (loss)	(47,293)	(112,452)
Other income (expense)
Gain on sale of assets	—	1,497
Interest income	945	1,525
Interest expense	(10,567)	(18,657)
Total other income (expense)	(9,622)	(15,635)
Net income (loss) before income tax	(56,915)	(128,087)
Income tax expense	—	—
Net income (loss)	$(56,915)	$(128,087)

Basic and diluted income (loss) per share	$(0.14)	$(0.31)
Weighted average common shares outstanding	407,001,208	406,651,869

Consolidated Balance Sheet Information:

	March 31, 2014	December 31, 2013
	($ in thousands)
Cash and cash equivalents	$151,804	$192,460
Short-term restricted funds	158,495	200,339
Short-term investments	1,099,489	1,319,380
Total current assets	1,595,318	1,967,443
Total property, plant and equipment	1,620,539	1,476,275
Long-term restricted funds	103,237	104,496
Long-term investments	100,008	14,661
Total assets	3,484,221	3,633,673
Total current liabilities	272,596	340,967
Total long-term liabilities	1,131,734	1,163,560
Total stockholders’ equity (407,059,370 and 406,949,839 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively)	2,079,891	2,129,146
Total liabilities and stockholders’ equity	3,484,221	3,633,673

Consolidated Statement of Cash Flows Information:

	Quarter Ending March 31,
	2014	2013
	($ in thousands)
Net cash provided by (used in):
Operating activities	$(85,673)	$(104,584)
Investing activities	45,614	(994,359)
Financing activities	(597)	(1,116)